                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                               THE RIVAL COMPANY

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender Shares (as defined below) pursuant to the Offer (as defined below) if (i) certificates for shares of common stock, par value $0.01 per share (the "Shares"), of The Rival Company, a Delaware corporation (the "Company"), are not immediately available; (ii) time will not permit all required documents to reach Harris Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase, dated December 23, 1998 (the "Offer to Purchase")); or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

                   By Mail:                            By Hand or Overnight Courier:
       Harris Trust Company of New York               Harris Trust Company of New York
             Wall Street Station                               88 Pine Street
                P.O. Box 1023                                    19th Floor
           New York, NY 10268-1023                           New York, NY 10005

                                 By Facsimile:
                                 (212) 701-7636
                        (For Eligible Institutions Only)

                        For Information and Confirmation
                                 by Telephone:
                                 (212) 701-7624

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Moriarty Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holmes Products Corp., a Massachusetts corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

 Number of Shares:-------------------------------------------------------------

 Name(s) of Record Holder(s):--------------------------------------------------

-------------------------------------------------------------------------------
                              Please Type or Print

 Address(es):------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                       Zip Code

 Area Code and Tel. No.:-------------------------------------------------------

 Certificate No(s).(if available):---------------------------------------------

-------------------------------------------------------------------------------

Signature(s):------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Dated:---------------------------------, 199--

If Shares will be tendered by book-entry transfer, check one box and provide account number

[ ] The Depository Trust Company
[ ] Philadelphia Depository Trust Company

Account Number:----------------------------------------------------------------

                                   GUARANTEE
                    (Not To Be Used For Signature Guarantee)

      The undersigned, a firm which is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby (a) represents that the tender of Shares effected hereby complied with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, or in the case of a book-entry transfer, an Agent's Message, and any other required documents, within three Nasdaq National Market trading days after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm:-----------------------------------------------------------------

 Authorized Signature:---------------------------------------------------------

 Name (Type or Print):---------------------------------------------------------

 Title:------------------------------------------------------------------------

 Address:----------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                       Zip Code

 Area Code and Tel. No.:-------------------------------------------------------

 Dated:----------------------, 199--

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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